UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2023

Eterna Therapeutics Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1035 Cambridge Street, Suite 18A
Cambridge, MA	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 582-1199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.005 par value	ERNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 5, 2023, Eterna Therapeutics Inc., a Delaware corporation (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which Lincoln Park has committed to purchase up to $10.0 million of the Company’s common stock, par value $0.005 per share (the “Common Stock”), subject to certain limitations and satisfaction of the conditions set forth in the Purchase Agreement.

Upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement, the Company has the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase, up to $10.0 million of Common Stock. Such sales of Common Stock by the Company, if any, are subject to certain limitations set forth in the Purchase Agreement, and may occur from time to time, at the Company’s sole discretion, over a period of up to 24-months, commencing on the date on which each of the conditions to Lincoln Park’s purchase obligations set forth in the Purchase Agreement have initially been satisfied (such date, the “Commencement Date”), including the effectiveness of a registration statement registering under the Securities Act of 1933, as amended (the “Securities Act”), the resale by Lincoln Park of shares of Common Stock that have been and may be issued by the Company to Lincoln Park under the Purchase Agreement.  The Company has agreed to file such registration statement with the Securities and Exchange Commission (the “SEC”) not later than 10 business days after the date of execution of the Purchase Agreement and the Registration Rights Agreement.

From and after the Commencement Date, the Company may from time to time, on any business day selected by the Company on which the closing sale price per share of Common Stock as reported on The Nasdaq Capital Market is not less than the “floor price” threshold set forth in the Purchase Agreement (each such business day, a “purchase date”), by written notice delivered by the Company to Lincoln Park, direct Lincoln Park to purchase up to 30,000 shares of Common Stock on such purchase date, at a purchase price per share that will be determined and fixed in accordance with the Purchase Agreement at the time the Company delivers such written notice to Lincoln Park (each, a “regular purchase”). The maximum number of shares the Company may sell to Lincoln Park in a regular purchase may be increased by certain amounts to up to 90,000 shares, with the applicable maximum share limit determined by whether the closing sale price per share of Common Stock as reported on The Nasdaq Capital Market on the applicable purchase date for such regular purchase equals or exceeds certain minimum price thresholds set forth in the Purchase Agreement, in each case, subject to adjustment for any recapitalization, non-cash dividend, forward or reverse stock split or other similar transactions as provided in the Purchase Agreement; however, Lincoln Park’s maximum purchase commitment in any single regular purchase may not exceed $1,000,000.

In addition to regular purchases, provided that the Company has directed Lincoln Park to purchase the maximum amount of shares that the Company is then able to sell to Lincoln Park in a regular purchase, the Company may, in its sole discretion, direct Lincoln Park to purchase additional shares of Common Stock in “accelerated purchases” and “additional accelerated purchases,” as set forth in the Purchase Agreement. The purchase price per share of Common Stock sold in each such accelerated purchase and additional accelerated purchase, if any, will  calculated in accordance with the pricing terms for an accelerated purchase and an additional accelerated purchase, as applicable, set forth in the Purchase Agreement. There are no upper limits on the price per share that Lincoln Park must pay for shares of Common Stock in any purchase under the Purchase Agreement.

Under the Purchase Agreement, the Company will control the timing and amount of sales of Common Stock to Lincoln Park, if any. Lincoln Park has no right to require the Company to sell any shares of Common Stock to Lincoln Park, but Lincoln Park is obligated to make purchases as the Company directs, subject to certain conditions set forth in the Purchase Agreement.  Actual sales of shares of Common Stock to Lincoln Park, if any, will depend on a variety of factors to be determined by the Company from time to time, including, among others, general market conditions, the trading prices for the Common Stock, and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

Under applicable Nasdaq listing rules, the aggregate number of shares of Common Stock that the Company may issue to Lincoln Park under the Purchase Agreement cannot exceed 19.99% of the shares of Common Stock issued and outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) the Company first obtains stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq listing rules, or (ii) at the time the Company has issued shares of Common Stock equal to the Exchange Cap and at all times thereafter, the average price per share of Common Stock for all shares of Common Stock sold by the Company to Lincoln Park under the Purchase Agreement equals or exceeds $3.6094 per share (representing the lower of the official closing price of the Common Stock on Nasdaq on the trading day immediately preceding the date of the Purchase Agreement and the average official closing price of the Common Stock on Nasdaq for the five consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement, as adjusted under applicable Nasdaq rules to take into account the issuance of shares of Common Stock to Lincoln Park for non-cash consideration as payment of the commitment fee described below), such that the Exchange Cap limitation would no longer apply to issuances and sales of Common Stock by the Company to Lincoln Park under the Purchase Agreement under applicable Nasdaq listing rules.

Additionally, Company may not direct Lincoln Park to purchase any shares of Common Stock under the Purchase Agreement if such purchase would result in Lincoln Park beneficially owning more than 4.99% of the issued and outstanding shares of Common Stock.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, except the Company is prohibited, subject to certain exceptions, during the term of the Purchase Agreement or 90 days following the effective date of the termination of the Purchase Agreement, whichever concludes earlier, from entering into an agreement to effect an “equity line of credit” or other similar offering in which the Company may issue and sell Common Stock, from time to time over a certain period of time, at future determined prices based on the market prices of the Common Stock at the time of each such issuance and sale.  Lincoln Park has agreed not to engage in any short sales of the Common Stock or hedging transaction that establishes a net short position in the Common Stock during the term of the Purchase Agreement.

As consideration for Lincoln Park’s commitment to purchase shares of Common Stock in accordance with the Purchase Agreement, the Company has issued 73,659 shares of Common Stock to Lincoln Park as a commitment fee.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The Company has the right to terminate the Purchase Agreement at any time with one business day’s prior written notice to Lincoln Park, at no cost or penalty.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement is only a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The offer and sale of the Common Stock pursuant to the Purchase Agreement have not been registered under the Securities Act or any state securities laws. The Common Stock may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the Common Stock described herein or therein.

In the Purchase Agreement, Lincoln Park represented to the Company that it is an “accredited investor”, as defined in Rule 501 promulgated under the Securities Act, and the Company’s offer and sale of the Common Stock under the Purchase Agreement are being made in reliance upon the exemptions from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506(b) of Regulation D promulgated thereunder.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Purchase Agreement, dated as of April 5, 2023, by and between Eterna Therapeutics Inc. and Lincoln Park Capital Fund, LLC.
10.2	Registration Rights Agreement, dated as of April 5, 2023, by and between Eterna Therapeutics Inc. and Lincoln Park Capital Fund, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eterna Therapeutics Inc.

Dated: April 11, 2023	By:	/s/ Andrew Jackson
Chief Financial Officer